UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

HPEV, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

27420 Breakers Drive Wesley Chapel, Florida	33544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 929-1877

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Directors

Pursuant to that certain Securities Purchase Agreement, dated as of December 14, 2012 (the “Securities Purchase Agreement’), by and between HPEV, Inc. (the "Company") and Spirit Bear Limited (“Spirit Bear”), the Board of Directors of the Company nominated the following persons to the Board of Directors on February 20, 2013, both to serve until their successors are duly appointed and qualified:

Jay A. Palmer, 55, is a 1979 summa cum laude graduate of the University of Pennsylvania. In 1984, Mr. Palmer founded Cardiff Consultants, Limited, a residential construction company specializing in renovation of fine private residences in Manhattan. In 1999, Cardiff Consultants began development of software products geared toward the CAD (computer-assisted design) market for architects, builders and designers. In 2003, Cardiff Consultants sold one of its CAD software businesses to a major software developer and thereafter began to develop software for other markets, focusing on add-ons, which Cardiff Consultants still produces, for Microsoft’s Outlook email software. Mr. Palmer, who resides in New York City, is the President of Spirit Bear Limited, a company founded for the purpose of investment in energy and technology ventures.

Carrie Dwyer, is a Certified Public Accountant and a 1994 graduate of William Jewell College.  Ms. Dwyer has more than 20 years of experience in the areas of accounting, management and human resources. In the past, Ms. Dwyer served as Business Operations Manager with Comcast Cable, Chief Financial Officer/Human Resources with Virtual Nvision LLC, Finance Director/Human Resources with Foss Training & Consulting, Inc., Finance Manager with Caremark, Incorporated, Manager of Corporate Accounting with Yellow Corporation and Controller with Aircraft Conversions, L.L.C./Alg Inc. Ms. Dwyer, who resides in Blue Springs, Missouri, is currently a consultant with Perfect Biz Solutions, LLC.

The information regarding Mr. Palmer and Ms. Dwyer were provided to the Company by Spirit Bear.

Compensation to the Officers

The Board also resolved to provide the following compensation to its officers:

Starting to accrue on January 15, 2013, compensations of (i) $12,500 per month for Timothy Hassett, the Chairman and Chief Executive Officer, (ii) $10,000 per month for Quentin Ponder, the Chief Financial Officer and Treasurer, (iii) $14,500 per month for Theodore Banzhaf, the President, (iv) $14,500 per month for a still undesignated Chief Technical Officer and (v) $8,000 per month for Judson Bibb, the Vice-President and Secretary. The salaries will not be paid until and unless the Company raises $1 million.

The board also resolved that when and if the Company achieves certain milestones, the compensation to the officers shall be increased. The milestones are as follows: (1) generating $1million in additional funding, (2) generating $100,000 in revenue or an additional $1 million in funding, (3) achieving profitability (which is defined as being cash flow positive for three consecutive months) and (4) maintaining profitability for four consecutive quarters. With the achievement of the first milestone, the compensation for the President and the Chief Technical Officer will increase to $17,500 per month. With the achievement of the second milestone, the compensation for the Chief Executive Officer shall increase to $17,500 per month, the compensation for the Chief Financial Officer and Treasurer shall increase to $12,000 per month, the compensation for the President and the Chief Technical Officer shall increase to $20,000 per month, and the compensation for the Vice President and Secretary shall increase to $10,000 per month. With the achievement of the third milestone, the compensation for the Chief Executive Officer shall increase to $25,000 per month, the compensation for the Chief Financial Officer and Treasurer shall increase to $18,000 per month, the compensation for the President shall increase to $24,000 per month,  the compensation for the Chief Technical Officer shall increase to $25,000 per month, and the compensation for the Vice President and Secretary shall increase to $12,000 per month.

With the achievement of the fourth milestone, the compensation for the Chief Executive Officer shall increase to $30,000 per month, the compensation for the Chief Financial Officer and Treasurer shall increase to $24,000 per month, the compensation for the President shall increase to $29,000 per month, the compensation for the Chief Technical Officer shall increase to $30,000 per month, and the compensation for the Vice President and Secretary shall increase to $15,000 per month.

In addition, the board authorized the Chief Executive Officer to make quarterly bonuses of $50,000 and/or 50,000 shares of, or options for common stock available for each officer plus, special payments from 5% of the Company’s net income to be given for individual contributions, such as the awarding of patents or the signing of major customer contracts.

The board also resolved to decrease the exercise price of the five options to purchase one million shares awarded to the President, Mr. Banzhaf and to provide for cashless exercise of these options. The milestone stock prices were reduced to $2.00, $3.00, $4.00, $4.50 and $5.00 for 20 consecutive trading days each. These milestone stock prices have been changed from $2.00, $3.00, $5.00, $7.50 and $10.00. Once the stock has traded at these prices for 20 consecutive trading days, Mr. Banzhaf has the right to exercise an option to purchase 1,000,000 shares of common stock at each milestone stock price. These options expire one year after Mr. Banzhaf has been terminated without cause.

The board also granted Judson Bibb an option to purchase 2,000,000 shares of the Company’s common stock, at a purchase price of par value or $0.001 per share. The options expire one year after Mr. Bibb has been terminated without cause. The options can be exercised on a cashless basis.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Securities Purchase Agreement, the Registrant amended its Bylaws by the Board of Directors on February 19, 2013 as follows:

▪
Section 3 of Article II of the Bylaws shall reduce the percentage of shareholders who may call a special meeting of the Board of Directors from 25% to 10% of all shareholders entitled to cast votes, so that the section shall now read in its entirety as:

“SECTION 3. SPECIAL MEETINGS.  Special meetings of the shareholders may be called for any purpose or purposes permitted under Chapter 78 of Nevada Revised Statutes at any time by the Board, the Chairman of the Board, the President , or by the shareholders entitled to cast not less than ten percent (10%) of the votes at such meeting. Upon request in writing to the Chairman of the Board, the President, any Vice-President or the Secretary, by any person or persons entitled to call a special meeting of shareholders, the Secretary shall cause notice to be given to the shareholders entitled to vote, that a special meeting will be held not less than thirty-five (35) nor more than sixty (60) days after the date of the notice.”

▪
Section 6 of Article II of the Bylaws shall reduce the period of adjournment between shareholders’ meetings, for which notice is given regarding the subsequent meeting as in the case of an original meeting, from more than 45 days to more than 10 days, so that the section shall now read in its entirety as:

“SECTION 6. ADJOURNED MEETING AND NOTICE THEREOF.  Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time. In the absence of a quorum (except as provided in Section 5 of this Article), no other business may be transacted at such meeting.  It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however when a shareholders meeting is adjourned for more than ten (10) days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HPEV INC.
(Registrant)

Date: February 26, 2013	/s/ Timothy Hassett
Timothy Hassett
Chairman and CEO (Principal Executive Officer)